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                                 [LETTERHEAD]

                                                                   EXHIBIT 23.2


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated February 4, 1998 accompanying the financial statements included in the Annual Report of Colecciones de Raquel, Inc. on Form 10-KSB for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of Colecciones de Raquel, Inc. on Form S-8.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
June 17, 1998


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